Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-23-12

THE GEO GROUP ANNOUNCES SENIOR MANAGEMENT CHANGES

Boca Raton, Fla. – November 30, 2023 — The GEO Group, Inc. (NYSE: GEO) (“GEO” or the “Company”) announced today that following discussions between GEO and its Chief Executive Officer, Jose Gordo, the parties have agreed that Mr. Gordo will be departing as Chief Executive Officer and as a Board member on mutually agreeable terms and transitioning to the role of an advisor, effective December 31, 2023. Under the agreed terms of his departure, Mr. Gordo will enter into a fixed, 18-month advisory services agreement upon payment terms agreed to by the parties, pursuant to which Mr. Gordo will advise the Company with respect to litigation, client relations, operational issues, growth opportunities, financial management, and debt restructuring. The Company is seeking to continue Mr. Gordo’s services in these specific areas to benefit from his many years of experience in the industry, the deep relationships he has forged inside the Company and with its industry partners, his global operating perspectives, and his specific expertise in a specialized industry.

Brian Evans, who has been with the Company for 23 years and has served as the Company’s Chief Financial Officer for 14 years, has been appointed Chief Executive Officer, effective January 1, 2024. Shayn March, Executive Vice President, Finance and Treasurer, has been appointed Acting Chief Financial Officer, effective January 1, 2024. The Company and its Board of Directors will work with an external search firm to identify a permanent Chief Financial Officer.

Also effective January 1, 2024, Wayne Calabrese has been appointed President and Chief Operating Officer. Mr. Calabrese joined the Company in 1989, retiring as its President and Chief Operating Officer at the end of 2010. Following his service as a Company advisor, Mr. Calabrese rejoined the Company on a full-time basis in 2021 as head of the Legal Department. In 2022, Mr. Calabrese was appointed to his current position as Senior Vice President and Chief Operating Officer.

In addition, the Company confirmed that Dr. George Zoley, the Company’s Founder and Executive Chairman, will step down as Executive Chairman on June 30, 2026, at the end of his current employment term under his Executive Chairman Employment Agreement. Beginning on July 1, 2026, Dr. Zoley will continue his unparalleled 40-plus year industry leadership role as an Advisor to the Company while continuing to serve as the Company’s non-Executive Chairman of the Board of Directors, subject to shareholder approval.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 100 facilities totaling approximately 81,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the cautionary statements and risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2022, its Form 10-Qs for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and its Form 8-K reports. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements and risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission, including those referenced above. GEO disclaims any obligation to update or revise any forward-looking statements, except as required by law.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436